EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made effective as of May 1, 2012 (the “Effective Date”), by and among Digitally Distributed Acquisition Corp., a Delaware corporation (the “Employer”) and Joe Q. Bretz (the “Executive”).

In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

1.          Employment. The Employer agrees to employ the Executive and the Executive agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

2.          Capacity. The Executive shall serve the Employer as its President. As president, the Executive shall be responsible for the general strategy of the Employer’s business, overall daily management of its business affairs, supervision of the design and maintenance of the information technology platform which is the foundation of the Employer’s business, subject to the direction of the Employer’s Chief Executive Officer. The Executive shall report directly to the Company’s Chief Executive Officer. At the reasonable request of the Chief Executive Officer and/or the Employer’s Board of Directors, the Executive shall provide services to subsidiaries and affiliates of the Employer, without additional compensation becoming payable.

3.          Term. Subject to the provisions of Section 6, the term of employment pursuant to this Agreement shall be two (2) years from the Effective Date until April 30, 2015 (the “Term”).

4.          Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

a.          Base Salary. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive an annual salary (the “Base Salary”) at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000.00) per annum. The Executive’s Salary shall be payable in periodic installments in accordance with the Employer’s usual practice for its employees, but in no event less than monthly over the year in which the Salary is earned.

b.          Bonuses. The Executive shall be entitled to be paid an incentive bonus, in cash, equal to One Percent (1.0%) of the Company’s Gross Revenues during each calendar quarter of the Company’s fiscal year, i.e., ninety (90) day periods ending March 31st, June 30th, September 30th and December 31st. Any bonus payable under this subsection (b) shall be paid within thirty (30) days after the end of each calendar quarter during the Term. The term “Gross Revenues” shall mean any and all gross receipts actually received by the Company from its business activities.

c.          Regular Benefits. The Executive shall also be entitled to participate in any qualified retirement plans, deferred compensation plans, stock option and incentive plans, stock purchase plans, group and executive medical insurance plans (i.e., coverage for the Executive and family), life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for any, all or most of its senior executives (collectively “Employer Benefit Plans”). Such participation shall be subject to the terms of applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Chief Executive Officer (and the overall discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan). Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plans or to maintain the effectiveness of any such plans which may be in effect from time to time. The Employee shall be entitled to a reimbursement in the amount of $200.00 per calendar month against the Employee’s cost for maintaining personally owned health coverage until such time, if any, that the Employer adopts a group medical plan for its employees.

1

d.          Reimbursement of Business Expenses. The Employer shall reimburse the Executive for all reasonable expenses incurred by the Executive in performing services during the Term, in accordance with the Employer’s policies and procedures for its senior executive officers, as in effect from time to time, including but not limited to, business class air travel (for flights of 90 minutes or more, or, if unavailable, first class), meals and entertainment, $1,000.00 per month reimbursement for the Executive’s business use of the Executive’s personal vehicle, fuel costs for transportation, wireless mobile communications, and personal computer equipment.

e.          Exclusivity of Salary and Benefits. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement.

f.          Withholding. All compensation payable to the Executive, including bonuses, shall be subject to customary federal and state withholding and payroll related taxes.

5.          Extent of Service. During the Executive’s employment under this Agreement, the Executive shall, subject to the direction and supervision of the Chief Executive Officer, devote the Executive’s full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer’s interests and to the discharge of the Executive’s duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Chief Executive Officer; provided, that nothing in this Agreement shall be construed as preventing the Executive from:

a.          investing the Executive’s personal assets in any non-competitive business enterprise, company or other entity in such form or manner as shall not require any material personal time commitment on the Executive’s part in connection with the operations or affairs of such other enterprise, company or other entity in which such investments are made; or,

b.          engaging in religious, charitable or other community or non-profit activities that do not impair the Executive’s ability to fulfill the Executive’s duties and responsibilities under this Agreement.

6.          Termination. Notwithstanding the provisions of Section 3, the Executive’s employment under this Agreement shall terminate under the following circumstances set forth in this Section 6. For purposes of this Agreement, the date of the Executive’s termination (the “Termination Date”) shall mean the date of the Executive’s “separation from service” as such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

2

a.          Termination by the Employer for Cause. The Executive’s employment under this Agreement may be terminated for Cause without further liability on the part of the Employer effective immediately by the Chief Executive Officer or upon a vote of the Board of Directors and written notice to the Executive. Only the following shall constitute “Cause” for such termination:

(i)	any act committed by the Executive against the Employer or any of its affiliates which involves fraud, willful misconduct, gross negligence or insubordination; or

(ii)	the commission by the Executive of, or indictment for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

b.          Termination by the Employer Without Cause. Subject to the payment of Termination Benefits pursuant to Section 7(b), the Executive’s employment under this Agreement may be terminated by the Employer without Cause upon not less than fifteen (15) days’ prior written notice to the Executive.

c.          Death. The Executive’s employment with the Employer shall terminate automatically upon his death.

d.          Disability. If the Executive shall become Disabled so as to be unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation, the Chief Executive Officer may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Term or during the period of such Disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive’s full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer’s policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to twelve (12) months payable at the same time as such amounts would otherwise have been paid to the Executive had he continued in his current capacity. If the Executive is unable to perform substantial services of any kind for the Employer during this period, such period shall be considered a paid leave of absence and the Executive shall have the contractual right to return to employment at any time during such period. If the Executive’s Disability continues beyond such twelve (12) month period, the Executive’s employment may be terminated by the Employer by reason of Disability at any time thereafter. For purposes hereof, the term “Disabled” or “Disability” shall mean a written determination that the Executive, as certified by at least two (2) duly licensed and qualified physicians, one (1) approved by the Chief Executive Officer and one (1) physician approved by the Executive (the “Examining Physicians”), or, in the event of the Executive’s total physical or mental disability, the Executive’s legal representative, that the Executive suffers from a physical or mental impairment that renders the Executive unable to perform the Executive’s regular personal duties under this Agreement and that such impairment can reasonably be expected to continue for a period of six (6) consecutive months or for shorter periods aggregating one hundred and eighty (180) days in any twelve (12) month period; provided, that the Executive’s primary care physician may not serve as one of the Examining Physicians without the consent of the Employer and the Executive (or the Executive’s legal representation). The Executive shall cooperate with any reasonable request of a physician to submit to a physical examination for purposes of such certification. Nothing in this Section 6(d) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. 2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.

3

7.          Compensation Upon Termination.

a.          Termination Generally. If the Executive’s employment with the Employer is terminated for any reason during or upon expiration of the Term, the Employer shall pay or provide to the Executive (or to his authorized representative or estate) (i) any earned but unpaid Salary payable on the Termination Date, (ii) accrued bonuses earned but not yet paid, payable at the same time such amounts would otherwise have been paid to the Executive, (iii) any unpaid expense reimbursements, payable in accordance with the Employer’s reimbursement policies, (iv) any accrued but unused vacation, payable on the Termination Date, and (v) any vested benefits the Executive may have under any of the Employer Benefit Plans, payable as specified in the applicable plan documents (collectively, the “Accrued Compensation”).

b.          Termination by the Employer Without Cause. In the event of termination of the Executive’s employment with the Employer pursuant to Section 6(b) above prior to the expiration of the Term, and subject to the Executive’s execution and delivery of a release to the Employer in the form and content of Exhibit “A” attached hereto within forty-five (45) days of the Termination Date (the “Release Period”), the Employer shall provide to the Executive, in addition to the Accrued Compensation, the following termination benefits (“Termination Benefits”) effective as of the final day of the Release Period:

(i)          continuation of the Executive’s Salary at the rate and in accordance with the Employer’s payroll practices then in effect pursuant to Section 4(a); and,

(ii)          continuation of any executive health and group health plan benefits, to the extent adopted by the Company and to the extent authorized by and consistent with 29 U.S.C. Section 1161 et seq. (commonly known as “COBRA”), subject to payment of premiums by the Employer to the extent that the Employer was covering such premiums as of the Termination Date (if permitted by law without violation of applicable discrimination rules, or, if not, the equivalent after-tax value payable as additional severance at the same time such premiums are otherwise payable).

The Termination Benefits set forth in subsections 7(b)(i) and (ii) above shall continue effective for the lesser of (i) the remainder of the Term or (ii) six (6) months from the effective date of termination (the “Termination Benefits Period”); provided that in the event that the Executive commences any employment during the Termination Benefits Period, the benefits provided under Section 7(b)(ii) shall cease effective as of the date Executive qualifies for group health plan benefits in his new employment. The Employer’s liability for Salary continuation pursuant to Section 7(b)(i) shall not be reduced by the amount of any severance pay paid to the Executive pursuant to any severance pay plan or stay bonus plan of the Employer. Notwithstanding the foregoing, nothing in this Section 7(b) shall be construed to affect the Executive’s right to receive COBRA continuation entirely at the Executive’s own cost to the extent that the Executive may continue to be entitled to COBRA continuation after Employer-paid premiums cease. The Executive shall be obligated to give prompt notice of the date of commencement of any employment during the Termination Benefits Period and shall respond promptly to any reasonable inquiries concerning any employment in which the Executive engages during the Termination Benefits Period.

4

Any Section 409A payments which are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the release revocation period ends as necessary to comply with Section 409A.

c.          Termination by Reason of Cause, Death, Disability, Voluntary Termination or Expiration of Term. If the Executive’s employment is terminated for any reason other than by the Employer without Cause under Section 6(b), including by reason of the Employer’s election not to extend the Term, the Employer shall have no further obligation to the Executive other than payment of his Accrued Compensation.

d.          Payments For Compensation Earned After the Term. In the event that, following the termination of the Executive’s employment for any reason other than for Cause, the Executive becomes entitled to receive compensation due to the occurrence of an event after the such termination but during the Measurement Period, the Employer shall, within ten (10) business days following the occurrence of such event, pay to the Executive the applicable amount and form of compensation, as set forth elsewhere in this Agreement.

8.          Confidential Information, Nonsolicitation and Cooperation.

a.          Confidential Information. As used in this Agreement, “Confidential Information” means proprietary information of the Employer which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Executive in the course of the Executive’s employment by the Employer, as well as other information to which the Executive may have access in connection with the Executive’s employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include (i) information in the public domain, unless due to breach of the Executive’s duties under Section 8(b), or (ii) information obtained in good faith by the Executive from a third party who was lawfully in possession of such information and not subject to an obligation of confidentiality owed to the Employer.

5

b.          Duty of Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive’s employment with the Employer and after termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except (i) as may be necessary in the ordinary course of performing the Executive’s duties to the Employer or (ii) as may be required in response to a valid order by a court or other governmental body or as otherwise required by law (provided that if the Executive is so required to disclose the Confidential Information, the Executive shall (i) immediately notify the Employer of such required disclosure sufficiently in advance of the intended disclosure to permit the Employer to seek a protective order or take other appropriate action, (ii) cooperate in any effort by the Employer to obtain a protective order or other reasonable assurance that confidential treatment will be afforded the Confidential Information).

c.          Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

d.          Non-solicitation. During the Term and for one (1) year thereafter, the Executive (i) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than subordinate employees whose employment was terminated in the course of the Executive’s employment with the Employer); and (ii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer. The Executive understands that the restrictions set forth in this Section 8(d) are intended to protect the Employer’s interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

e.          Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information or the Executive’s engagement in any business. The Executive represents to the Employer that the Executive’s execution of this Agreement, the Executive’s employment with the Employer and the performance of the Executive’s proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

6

f.          Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate reasonably with requests from the Employer, or the Employer’s legal counsel, in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(f), and if the Executive spends more than ten (10) hours in any calendar month in performance of these obligations, the Employer shall pay the Executive $300.00 per hour for each part of an hour over ten (10) hours in such calendar month.

g.          Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 8, and that in any event money damages may be an inadequate remedy for any such breach. Accordingly, subject to Section 9 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer and without the need to post a bond or other security.

9.          Arbitration of Disputes. In the event of any dispute or controversy arising out of, or relating to, this Agreement, the parties hereto agree to submit such dispute or controversy to binding arbitration pursuant to either the JAMS Streamlined (for claims under $250,000.00) or the JAMS Comprehensive (for claims over $250,000.00) Arbitration Rules and Procedures, except as modified herein, including the Optional Appeal Procedure. A sole neutral arbitrator shall be selected from the list (the “List”) of arbitrators supplied by J.A.M.S. (“JAMS”) Los Angeles County, California office, or any successor entity, or if it no longer exists, from a List supplied by the ADR Services, Inc., in Los Angeles, California (“ADR”) following written request by any party hereto. If the parties hereto after notification of the other party(-ies) to such dispute cannot agree upon an arbitrator within thirty (30) days following receipt of the List by all parties to such arbitration, then either party may request, in writing, that JAMS or ADR, as appropriate, appoint an arbitrator within ten (10) days following receipt of such request (the “Arbitrator”). The arbitration shall take place in Los Angeles County, California, at a place and time mutually agreeable to the parties or if no such agreement is reached within ten (10) days following notice from the Arbitrator, at a place and time determined by the Arbitrator. Such arbitration shall be conducted in accordance with the Streamlined Arbitration Rules and Procedures of JAMS then in effect, and Section 1280 et seq. of the California Code of Civil Procedure, or if applicable, the Commercial Arbitration Rules of ADR then in effect. The preceding choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section, and stipulates that the Arbitrator shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. The decision of the Arbitrator shall be final and binding on all the parties to the arbitration, shall be non-appealable and may be enforced by a court of competent jurisdiction. The Arbitrator may grant any remedy appropriate including, without limitation, injunctive relief or specific performance. Notwithstanding any of the foregoing, the Employer may seek a temporary restraining order or a preliminary injunction as contemplated in Section 8(g) herein.

7

10.          Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

11.          Assignment; Successors and Assigns, etc. Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; but the Employer may assign its rights under this Agreement without the consent of the Executive, in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity, in which event the Employer will obtain a written confirmation of the assumption of the Employer’s obligation hereunder for the benefit of the Executive. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

12.          Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13.          Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

14.          Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the Executive’s last residential address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chairman of the Board, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

15.          Third Party Beneficiary; Amendment. The Executive and the Employer acknowledge and agree that no third party shall have any rights or benefits under this Agreement, except for the parties specifically named as released parties in Section 20. This Agreement may be amended or modified only by a written instrument signed by the Executive, and the Employer.

8

16.          Governing Law. This contract has been entered into in the State of California and shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws principles of such state; provided that Section 19 shall be governed by the laws of the State of Delaware.

17.          Counterparts. This Agreement may be executed in any number of original, facsimile or other electronic counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

18.          No Prior Agreements. The Executive hereby represents and warrants to the Employer and that the execution of this Agreement by the Executive, the Executive’s employment by the Employer, and the performance of the Executive’s duties hereunder will not violate or constitute a breach of any agreement, including any non-competition agreement, invention or confidentiality agreement, with a former employer, client or any other person or entity. Further, the Executive agrees to indemnify the Employer for any loss, including, but not limited to, reasonable attorneys’ fees and expenses, that the Employer may incur based upon or arising out of the Executive’s breach of this Section.

19.          Indemnification. The Employer shall indemnify the Executive against and hold the Executive harmless from any costs, liabilities, losses and exposures for the Executive’s services as an employee, officer and director of the Employer (or any successor in interest thereof), whether before or after the Effective Date, to the maximum extent permitted under the Delaware General Corporate Law. If the Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Employer against the Executive), by reason of the fact that the Executive is or was performing services to the Employer under this Agreement or while acting as an executive officer of the Employer, the Employer shall indemnify the Executive against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by the Executive in connection therewith, to the maximum extent permitted under the Delaware General Corporation Law. If the Executive is made a party to any third-party action, complaint, suit or proceeding, the Executive shall be given prompt notice thereof to the Employer, and the Employer shall have the right to assume and control the defense of such action, complaint, suit or proceeding; provided that if legal counsel selected by the Employer shall have a conflict of interest that prevents such counsel from representing the Executive, the Executive may engage separate counsel and the Employer shall reimburse all reasonable attorneys’ fees and reasonable expenses of such separate counsel. Notwithstanding the foregoing, the Employer shall not have, and the Executive acknowledges and agrees that the Employer does not have, any obligation to indemnify the Executive under this Section or under its certificate of incorporation or bylaws, with respect to (a) any breach of representation, warranty or covenant committed by the Executive under this Agreement, or (b) any action or inaction by the Executive where the Executive failed to act in good faith and in a manner the Executive reasonably believed to be in, or not opposed to, the best interests of the Employer, or with respect to any criminal action or proceeding, the Executive had reasonable cause to believe that his conduct was unlawful.

20.          Directors’ and Officers’ Insurance. As soon as reasonably practicable following the Effective Date, the Employer shall use commercially reasonable efforts to obtain directors’ and officers’ insurance from a reputable insurance company with such coverage amounts and policy terms as is customary for public companies with market valuations similar to the Employer, as determined by the Employer in its sole discretion.

9

21.          Release. IN CONSIDERATION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE EMPLOYER, FOR ITSELF AND ITS PREDECESSORS, SUCCESSORS, ASSIGNS, AGENTS, REPRESENTATIVES AND AFFILIATES (TOGETHER WITH THE EMPLOYER, EACH, AN “EMPLOYER RELATED PARTY”), HEREBY IRREVOCABLY RELEASES AND DISCHARGES THE EXECUTIVE OF AND FROM ANY AND ALL CLAIMS, ACTS, DEMANDS, DAMAGES, DEBTS, OBLIGATIONS, LIABILITIES, COSTS, EXPENSES, CONTROVERSIES, RIGHTS OF ACTION AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WHICH ANY EMPLOYER RELATED PARTY NOW HAS OR MAY IN THE FUTURE HAVE AGAINST THE EXECUTIVE, WHICH ARE BASED ON, ARISE OUT OF, OR ARE RELATED IN ANY MANNER WHATSOEVER TO ANY ACTIONS TAKEN, OR OMITTED TO BE TAKEN, BY OR ON BEHALF OF THE EXECUTIVE IN CONNECTION WITH THE COMPANY PRIOR TO THE EFFECTIVE DATE.

IN CONNECTION WITH THE FOREGOING RELEASES, EACH OF THE EXECUTIVE AND THE EMPLOYER (FOR EACH EMPLOYER RELATED PARTY), WAIVES ALL RIGHTS UNDER SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA, WHICH STATES IN FULL: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

22.          Section 409A Compliance. Unless otherwise expressly provided, any payment of compensation by the Employer to the Executive, whether pursuant to this Agreement or otherwise, shall be made no later than the fifteenth (15th) day of the third (3rd) month (i.e., 22 months) after the later of the end of the calendar year or the Employer’s fiscal year in which the Executive’s right to such payment vests (i.e., is not subject to “substantial risk of forfeiture” for purposes of Section 409A). Each payment and each installment of any bonus or severance payments provided for under this Agreement shall be treated as a separate payment for purposes of application of Section 409A. To the extent any amounts payable by the Employer to the Executive constitute “nonqualified deferred compensation” (within the meaning of Section 409A) such payments are intended to comply with the requirements of Section 409A, and shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate, offset or assign any such deferred payment, except in compliance with Section 409A. No amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A and the Executive shall have no discretion with respect to the timing of payments except as permitted under Section 409A. In the event that the Executive is determined to be a “key employee” (as defined and determined under Section 409A) of the Employer at a time when its stock is deemed to be publicly traded on an established securities market, payments determined to be “nonqualified deferred compensation” payable upon separation from service shall be made no earlier than (a) the first (1st) day of the seventh (7th) complete calendar month following such termination of employment, or (b) the Executive’s death, consistent with the provisions of Section 409A.  Any payment delayed by reason of the prior sentence shall be paid out in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule. All expense reimbursement or in-kind benefits subject to Section 409A provided under this Agreement or, unless otherwise specified in writing, under any Employer program or policy, shall be subject to the following rules: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during one calendar year may not affect the benefits provided during any other year; (ii) reimbursements shall be paid no later than the end of the calendar year following the year in which the Executive incurs such expenses, and the Executive shall take all actions necessary to claim all such reimbursements on a timely basis to permit the Employer to make all such reimbursement payments prior to the end of said period, and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. The Executive shall be responsible for the payment of all taxes applicable to payments or benefits received from the Employer. It is the intent of the Employer that the provisions of this Agreement and all other plans and programs sponsored by the Employer be interpreted to comply in all respects with Section 409A; however, the Employer shall have no liability to the Executive, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Executive or any successor or beneficiary thereof.

[Signature page to follow.]

10

IN WITNESS WHEREOF, this Agreement has been executed by the Employer and by the Executive as of the Effective Date.

EMPLOYER

Digitally Distributed Acquisition Corp., A Delaware corp.

By:	/s/
Martin W. Greenwald, Its CEO

EXECUTIVE

/s/
Joe Q. Bretz

11

Exhibit “A”

Form of Release

GENERAL RELEASE

I, Joe Q. Bretz, in consideration of and subject to the performance by Digitally Distributed Acquisition Corp. (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement dated as of May 1, 2012 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

I understand that any payments or benefits paid or granted to me under Section 7 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 7 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. Except as provided in paragraphs 6 and 7 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).In addition, I expressly waive the protections of California Civil Code section 1542, which reads: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement to the debtor.”

13

I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 3 above. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 3 above as of the execution of this General Release. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. I hereby acknowledge that Sections 7 through 18 and 22 of the Agreement shall survive my execution of this General Release. I also hereby acknowledge that, during the period in which I am receiving benefits under Section 7(b) of the Agreement, in the event that I plan, organize or engage in any business activity competitive with the Company or its affiliates or undertake with other persons or entities to do so in any jurisdiction in which the Company or its affiliates conducts business at the time of my termination, the Company’s obligations under Section 7(b) of the Agreement shall expire and the Company shall have no obligation to make any further payments to me pursuant to Section 7(b) of the Agreement. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

14

1.          I HAVE READ IT CAREFULLY;

2.          I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.          I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

15

4.          I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.          I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD;

6.          I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.          I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY LEGAL COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.          I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:		DATED:
Joe Q. Bretz

16